                                               File No. 33-______

As filed with the Securities and Exchange Commission on March 29, 1996.

                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                     -----------------------

                             FORM S-3

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                     -----------------------

                       INTERMET CORPORATION
        --------------------------------------------------
        (Exact name of issuer as specified in its charter)


                 Georgia                           58-1563873
     -------------------------------             ---------------
     (State or other jurisdiction of            (I.R.S. Employer
      incorporation or organization)             Identification Number)

      5445 Corporate Drive, Suite 200, Troy, Michigan 48098
                          (810) 952-2500
   ------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, of issuer's principal executive offices)

                       Doretha J. Christoph
                      Vice President-Finance
                       INTERMET CORPORATION
      5445 Corporate Drive, Suite 200, Troy, Michigan 48098
                          (810) 952-2500
    ---------------------------------------------------------
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            Copies to:
                    Rupert M. Barkoff, Esquire
                        KILPATRICK & CODY
       1100 Peachtree Street, Atlanta, Georgia  30309-4530
                    Telephone:  (404) 815-6500
                     -----------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as possible after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ____


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ____

                                  CALCULATION OF REGISTRATION FEE
                                                                          Proposed          Proposed Maximum
                                                       Amount to be    Maximum Offering    Aggregate Offering       Amount of
Title of Each Class of Securities to be Registered      Registered     Price Per Unit <F1>    Price <F1>          Registration Fee
--------------------------------------------------     ------------    ------------------  ------------------     ----------------

Common Stock, par value $.10 per share                  300,000 shares      $12.8125           $3,843,750           $1,325.43

_____________________

<F1>  In accordance with Rule 457(c), the registration fee
      has been calculated on the basis of $12.8125 per share, the average of the high and low sale prices of the Company's Common Stock reported on The Nasdaq Stock Market on March 28, 1996.

     THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                          300,000 Shares

                       INTERMET CORPORATION
                           Common Stock


     The 300,000 shares of Common Stock, par value $.10 per share (the "Common Stock"), of Intermet Corporation, a Georgia corporation (the "Company"), covered by this Prospectus (the "Shares") were acquired by Robinson Foundry, Inc., the selling shareholder (the "Selling Shareholder"), in connection with its sale of certain assets to the Company. The Company will not receive any of the proceeds from the sale of the Shares offered hereby. For further information respecting the Selling Shareholder and the plan of distribution of the Shares, see "Selling Shareholder" and "Plan of Offering" herein.

     The Common Stock is traded on The Nasdaq Stock Market under the symbol "INMT." On March 28, 1996, the last reported sale price of the Common Stock as quoted on The Nasdaq Stock Market was $12 7/8.

                         _______________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
         SECURITIES COMMISSION NOR HAS THE SECURITIES AND
           EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY
                  REPRESENTATION TO THE CONTRARY
                      IS A CRIMINAL OFFENSE.

                         _______________


  The Selling Shareholder has advised the Company that it may elect to offer for sale and to sell the Shares from time to time through brokers on The Nasdaq Stock Market, in private transactions, or otherwise, at market prices then prevailing or obtainable. Accordingly, sales prices and proceeds to the Selling Shareholder will depend upon price fluctuations and the manner of sale. If the Shares are sold through brokers, the Selling Shareholder will pay brokerage commissions and other charges. Except for the payment of such brokerage commissions and charges, the Company will bear all expenses in connection with registering the Shares offered hereby. Such expenses are estimated to total approximately $12,325. See "Plan of Offering."


         The date of this Prospectus is ___________, 1996.

                        TABLE OF CONTENTS

Available Information . . . . . . . . . . . . . . . . . . .     2
Incorporation of Certain Information by Reference . . . . .     3
The Company . . . . . . . . . . . . . . . . . . . . . . . .     3
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . .     3
Selling Shareholder . . . . . . . . . . . . . . . . . . . .     3
Plan of Offering  . . . . . . . . . . . . . . . . . . . . .     4
Securities to be Offered  . . . . . . . . . . . . . . . . .     4
Legal Matters . . . . . . . . . . . . . . . . . . . . . . .     4
Experts . . . . . . . . . . . . . . . . . . . . . . . . . .     5
Indemnification . . . . . . . . . . . . . . . . . . . . . .     5

                          _____________

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission pursuant to the information requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 75 Park Place, 14th Floor, New York, New York 10007; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60606. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock of the Company is quoted for trading on The Nasdaq Stock Market.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed as a part thereof. Statements contained in this Prospectus regarding the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits thereto, may be inspected without charge at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents heretofore filed by the Company with the Commission are hereby incorporated by reference:

--   The Company's Annual Report on Form 10-K for the year ended
     December 31, 1995.

-- The description of the Company's Common Stock contained in the Company's Registration of Securities on Form 8-A, effective August 6, 1985, filed pursuant to the Exchange
     Act, Commission file number 0-13787.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares covered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                           THE COMPANY

     The Company is a leading independent manufacturer of precision ductile and gray iron and aluminum castings, with production facilities in North America and Germany. The Company's castings are used primarily in passenger cars and light trucks, as well as in heavy trucks. The castings also have railroad, municipal, marine and construction applications. The Company specializes in safety-related parts critical to vehicle control that meet its customers' exacting metallurgical, dimensional and quality control standards. Products manufactured for the automotive, light truck and heavy truck industries include brake parts, steering components, differential cases, camshafts and crankshafts. The Company provides castings used by over 20 automobile manufacturers through the world, including Ford, Chrysler, General Motors, Volkswagen, BMW and Mercedes-Benz.

     The Company was incorporated under the laws of the State of Georgia in April 1984. The principal executive offices of the Company are located at 5445 Corporate Drive, Suite 200, Troy, Michigan 48098, and its telephone number at that location is
(810) 952-2500.


                         USE OF PROCEEDS

     The Shares offered hereby will be sold by the Selling
Shareholder. See "Selling Shareholder." The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholder.


                       SELLING SHAREHOLDER

     The Selling Shareholder acquired the Shares on November 15, 1995 in connection with the acquisition (the "Robinson Acquisition") by a subsidiary of the Company of aluminum foundry and related assets owned by the Selling Shareholder and its affiliates (the "Sellers"). The aggregate consideration to the Sellers was $6,207,345 (which was subject to certain adjustments) plus reimbursement for certain expenses, and was paid in cash and the Shares. In connection with the closing, the Company and the Selling Shareholder, among others, entered into a Registration Rights and Lock-Up Agreement pursuant to which the Selling Shareholder was granted certain registration rights with respect to the Shares.

     As part of the Robinson Acquisition, Mr. Joseph H. Robinson, Jr., an officer, director and principal shareholder of the Selling Shareholder, entered into a Management Agreement with the Company and a subsidiary of the Company pursuant to which he agreed to provide certain managerial and consulting services to the Company and its affiliates for a period of three years from the closing date. Under the Management Agreement, the Company and its affiliates will pay Robinson, in the aggregate, $500,000 for each year of the Management Agreement, such payments being due on January 2 of 1996, 1997 and 1998.

     The Shares, which represent approximately 1.2% of the issued and outstanding shares of the Company's Common Stock, include all of the securities of the Company beneficially owned by the Selling Shareholder immediately prior to this offering. After the offering has been completed, the Selling Shareholder will own no shares of the Company's Common Stock.


                         PLAN OF OFFERING

     The Selling Shareholder and its pledgees and donees may sell the Shares described above from time to time as market conditions permit in The Nasdaq Stock Market, or otherwise, at prices and on terms then prevailing or in negotiated transactions. The Shares may be sold by one or more of the following methods:

     (a) a block trade in which a broker or dealer so engaged will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     (b) purchases by a broker or a dealer (including a market maker) as principal and resale by such broker or dealer for its account pursuant to this Prospectus;

     (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     (d) face to face transactions between sellers and purchasers without a broker-dealer.

     In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Shareholder in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.


                     SECURITIES TO BE OFFERED

     The Shares offered hereby are shares of Common Stock, $.10 per value per share, of the Company. The Company's Common Stock is quoted on The Nasdaq Stock Market under the symbol "INMT."


                          LEGAL MATTERS

     Certain legal matters with respect to the validity of the Shares offered hereby will be passed upon by Kilpatrick & Cody, Atlanta, Georgia. As of March 28, 1996, attorneys of Kilpatrick & Cody who worked on this matter beneficially owned 8,211 shares of the Company's Common Stock.

                             EXPERTS

     The consolidated financial statements and financial statement schedule of Intermet Corporation incorporated by reference and included in Intermet Corporation's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts ion accounting and auditing.

                         INDEMNIFICATION

     As provided under Georgia law, the Company's Amended and Restated Articles of Incorporation provide that a director shall not be personally liable to the corporation or its shareholders for monetary damages for breach of duty of care or any other duty owed to the corporation as a director, except that such provision shall not eliminate or limit the liability of a director: (a) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transaction from which the director received an improper benefit.

     Articles VII of the Bylaws of the Company authorize indemnification of the Company's officers and directors for any liability and expense incurred by them in connection with or resulting from any threatened, pending or completed legal action or other proceeding or investigation by reason of his being or having been an officer or director. An officer or director may only be indemnified if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to a criminal matter, he did not have reasonable cause to believe that his conduct was unlawful. No officer or director who has been adjudged liable for negligence or misconduct in the performance of his corporate duties is entitled to indemnification, unless and except to the extent that the court reaching such a determination of liability, in view of all the relevant circumstances, shall also determine that despite such liability such person is fairly and reasonably entitled to indemnification.

     Any officer or director who has been wholly successful on the merits or otherwise in an action or proceeding in his official capacity is entitled to indemnification by the Company as of right. All other determinations in respect of indemnification shall be made by either: (a) a majority vote of a quorum of disinterested directors; (b) independent legal counsel selected in accordance with the Bylaws and at the request of the Board; or (c) the holders of a majority of the Company's stock who at such time are entitled to vote for the election of directors.

     In the event any payments are made to an officer or director by way of indemnity, other than by court order, action of the shareholders or by an insurance carrier, the Company must notify the shareholders of the Company of such payment and all relevant details in a timely manner and in no event later than 15 months after the date of such payment.

     The provisions of the Company's Bylaws on indemnification are consistent in all material respects with the laws of the State of Georgia, which authorize indemnification of corporate officers and directors.

     The Company's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

                             PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND REGISTRATION.

     The expenses of the Registrant in connection with the registration and distribution of the securities being registered are set forth in the following table. All of the amounts shown are estimated except for the registration fees of the Securities and Exchange Commission:

     Securities and Exchange Commission Registration Fee..........     $1,325.43
     Legal Fees and Expenses .....................................      7,000.00
     Accountants' Fees and Expenses ..............................      3,000.00
     Miscellaneous ...............................................      1,000.00
                                                                       ---------
          Total ..................................................    $12,325.43
                                                                      ==========

     All selling expenses in connection with the distribution of the securities being offered will be borne by the Selling
Shareholder.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As provided under Georgia law, the Registrant's Amended and Restated Articles of Incorporation (which are incorporated herein as Exhibit 4.1) provide that a director shall not be personally liable to the corporation or its shareholders for monetary damages for breach of duty of care or any other duty owed to the corporation as a director, except that such provision shall not eliminate or limit the liability of a director: (a) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transaction from which the director received an improper benefit.

     Article VII of the Bylaws of the Registrant authorize indemnification of the Registrant's officers and directors for any liability and expense incurred by them in connection with or resulting from any threatened, pending or completed legal action or other proceeding or investigation by reason of his being or having been an officer or director. An officer or director may only be indemnified if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to a criminal matter, he did not have reasonable cause to believe that his conduct was unlawful. No officer or director who has been adjudged liable for negligence or misconduct in the performance of his corporate duties is entitled to indemnification, unless and except to the extent that the court reaching such a determination of liability, in view of all the relevant circumstances, shall also determine that despite such liability such person is fairly and reasonably entitled to indemnification.

     Any officer or director who has been wholly successful on the merits or otherwise in an action or proceeding in his official capacity is entitled to indemnification by the Registrant as of right. All other determinations in respect of indemnification shall be made by either: (a) a majority vote of a quorum of disinterested directors; (b) independent legal counsel selected in accordance with the Bylaws and at the request of the Board; or (c) the holders of a majority of the Registrant's stock who at such time are entitled to vote for the election of directors.

     In the event any payments are made to an officer or director by way of indemnity, other than by court order, action of the shareholders or by an insurance carrier, the Registrant must notify the shareholders of the Registrant of such payment and all relevant details in a timely manner and in no event later than 15 months after the date of such payment.

     The provisions of the Registrant's Bylaws on indemnification are consistent in all material respects with the laws of the State of Georgia, which authorize indemnification of corporate officers and directors.

     The Registrant's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.


ITEM 16.  EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

     Exhibit
     Number         Description of Exhibit
     -------        ----------------------

      1.1      Management Agreement among Joseph H.
               Robinson, Jr., the Registrant and Alexander City Casting Company, Inc., dated November 15, 1995 (included as Exhibit (2)(c) to the Registrant's Form 8-K, dated November 15, 1995, File No. 0-13787, previously filed with the Commission and incorporated herein by reference).

      1.2 Registration Rights Agreement between the Registrant, Alexander City Casting Company, Inc. and Robinson Foundry, Inc., dated November 15, 1995 (included as Exhibit (2)(d) to the Registrant's Form 8-K, dated November 15, 1995, File No. 0-13787, previously filed with the Commission and incorporated herein by reference).

      4.1      Amended and Restated Articles of
               Incorporation of the Registrant (included as Exhibit 4.1 to the Registrant's Form S-3
               Registration Statement, filed June 3, 1992, File
               No. 33-48304, previously filed with the Commission and incorporated herein by reference).

      4.2 Bylaws, as amended (included as Exhibit 3.1 and 4.1 to the Registrant's Form 10-Q for the quarter ended October 1, 1995, File No. 0-13787, previously filed with the Commission and incorporated herein by reference).

      4.3 Shareholders Protection Rights Agreement, which includes a Form of Rights Certificate and of Election to Exercise, included as Exhibit A to the Rights Agreement (included as Exhibit 4 to the Registrant's Form 8-K, dated October 6, 1995, File No. 0-13787, previously filed with the Commission and incorporated herein by reference).

      5        Opinion of Kilpatrick & Cody.

      23.1     Consent of Ernst & Young LLP.

      23.2     Consent of Kilpatrick & Cody (included in
               Exhibit 5).

      24       Power of Attorney (set forth on signature page).


ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)  To include any prospectus required by Section
        10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate represent a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration
        Statement;

     PROVIDED, HOWEVER, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on March 28, 1996.


                              INTERMET CORPORATION



                              By: /s/ John Doddridge
                                  John Doddridge
                                  Chairman of the Board of Directors

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Doddridge and Doretha J. Christoph, jointly and severally, his attorneys-in-fact, each with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                                         Date
---------                           -----                                         ----

/s/ John Doddridge                  Chairman of the Board of Directors,           March 28, 1996
John Doddridge                      Chief Executive Officer and President
                                    (Principal Executive Officer)


/s/ Vernon R. Alden                 Director                                      March 28, 1996
Vernon R. Alden


/s/ J. Frank Broyles                Director                                      March 28, 1996
J. Frank Broyles


/s/ John P. Crecine                 Director                                      March 28, 1996
John P. Crecine


/s/ Anton Dorfmueller, Jr.          Director                                      March 28, 1996
Anton Dorfmueller, Jr.


/s/ John B. Ellis                   Director                                      March 28, 1996
John B. Ellis


/s/ Wilfred E. Gross, Jr.           Director                                      March 28, 1996
Wilfred E. Gross, Jr.


/s/ A. Wayne Hardy                  Director                                      March 28, 1996
A. Wayne Hardy


/s/ George W. Mathews, Jr.          Director                                      March 28, 1996
George W. Mathews, Jr.



                                     II-4

/s/ Harold C. McKenzie, Jr.         Director                                      March 28, 1996
Harold C. McKenzie, Jr.


/s/ J. Mason Reynolds               Director                                      March 28, 1996
J. Mason Reynolds


/s/ Curtis W. Tarr                  Director                                      March 28, 1996
Curtis W. Tarr


/s/ Doretha J. Christoph            Vice President-Finance                        March 28, 1996
Doretha J. Christoph                (Principal Financial and Accounting
                                    Officer)






                                             Exhibit Index


     Exhibit
     Number      Description of Exhibit
     ------      ----------------------

     5       Opinion of Kilpatrick & Cody.

     23.1    Consent of Ernst & Young LLP.

     23.2    Consent of Kilpatrick & Cody (included in Exhibit 5).